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                                                                      EXHIBIT 21

NOVELL, INC.
SUBSIDIARIES OF THE REGISTRANT

      As of October 31, 2003, the following companies were subsidiaries of Novell, Inc.:

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                                                                      STATE OF INCORPORATION
                                                                       OR COUNTRY IN WHICH
                            WHOLLY OWNED                                     ORGANIZED
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
Novell de Argentina S.A.                                              Argentina
Novell Belgium N.V                                                    Belgium
Novell do Brasil Software Ltda.                                       Brazil
Novell Canada, Ltd.                                                   Canada
Novell Chile S.A.                                                     Chile
Novell Corporation (Malaysia) Sdn Bhd                                 Malaysia
Novell Software de Colombia S.A.                                      Colombia
Novell Denmark A/S                                                    Denmark
Novell European Services Ltd.                                         United Kingdom
Novell Finland OY                                                     Finland
Novell GmbH (Austria)                                                 Austria
Novell GmbH                                                           Germany
Novell Hong Kong Ltd.                                                 Hong Kong
Novell Holdings, Inc.                                                 Delaware
Novell International, Ltd.                                            Barbados
Novell Ireland Real Estate                                            Ireland
Novell Ireland Software Limited                                       Ireland
Novell Israel Software Ltd.                                           Israel
Novell Italia S.R.L                                                   Italy
Novell Korea Co., Ltd.                                                Korea
Novell de Mexico, S.A. de C.V.                                        Mexico
Novell Netherlands B.V.                                               Netherlands
Novell New Zealand Ltd.                                               New Zealand
Novell Norway A/S                                                     Norway
Novell de Panama S.A                                                  Panama
Novell Peru S.A.                                                      Peru
Novell Philippines, Inc.                                              Philippines
Novell Portugal Informatica LDA.                                      Portugal
Novell Pty, Ltd.                                                      Australia
Novell de Puerto Rico, Inc.                                           Puerto Rico
Novell S.A.R.L.                                                       France
Novell Singapore Pte Ltd.                                             Singapore
Novell Software Development Pvt., Ltd.                                India
Novell Software International, Ltd.                                   Ireland
Novell Software Latino America Norte, CA.                             Venezuela
Novell Software (Thailand) Ltd.                                       Thailand
Novell South Africa Proprietary Ltd.                                  South Africa
Novell Spain S.A.                                                     Spain
Novell Svenska A.B.                                                   Sweden
Novell Schweiz A.G.                                                   Switzerland
Novell Taiwan Co., Ltd.                                               Taiwan
Novell U.K., Ltd.                                                     United Kingdom
Novell Uruguay S.A                                                    Uruguay
JustOn, Inc.                                                          California
Ukiah Software, Inc.                                                  California
Novell Technology Capital Management, Inc.                            Delaware
Cambridge Technology CGP, Inc.                                        Delaware
Cambridge Technology Partners A/S Denmark                             Denmark

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
Cambridge Technology Partners (Puerto Rico), Inc.                     Puerto Rico
Cambridge Technology Partners CTP, Skandinavien Aktiebolag            Sweden
Cambridge Technology Partners (Netherlands) B.V.                      Netherlands
Cambridge Technology Partners India Private Limited                   India
Cambridge Technology Partners do Brasil s.c. Ltda                     Brazil
Cambridge Technology Partners (UK) LTD.                               United Kingdom
Cambridge Technology Partners (Mexico), S/A. de C.V.                  Mexico
CTP Services, S.A. de C.V.                                            Mexico
IOS-Gruppen Aktiebolag                                                Sweden
Cambridge Technology Partners (Venezuela) C.A.                        Venezuela
Cambridge Technology Partners Deutschland GmbH                        Germany
Cambridge Technology Partners Ireland Limited                         Ireland
Cambridge Technology Partners Limited                                 Japan
Cambridge Technology Partners (Switzerland) SA                        Switzerland
Cambridge Technology Partners Italia S.R.L.                           Italy
Cambridge Technology Partners Columbia S.A.                           Columbia
Cambridge Technology Partners (France) SARL                           France
Cambridge Technology Partners (Benelux) B.V.                          Netherlands
SilverStream Software, LLC                                            Delaware
SilverStream Securities Corporation                                   Massachusetts
SilverSolutions spol. s.r.o.                                          Czech Republic
SilverStream France S.A.                                              France
SilverStream Netherlands, Inc.                                        Delaware
SilverStream Software s.r.o.                                          Czech Republic
SilverStream Software (Asia) Pte. Limited                             Singapore
SilverStream Software (Asia). Limited                                 Hong Kong
SilverStream Software (Beijing). Limited                              PRC
SilverStream Software Danmark A/S                                     Denmark
SilverStream Software GmbH                                            Germany
SilverStream Software Italia S.r.l.                                   Italy
SilverStream Software Limited                                         United Kingdom
SilverStream Software S.a.R.L.                                        Luxembourg
SilverStream Software Spain S.L.                                      Spain
SilverStream Software Sweden AB                                       Sweden
SilverStream Software Switzerland GmbH                                Switzerland
Volera UK Ltd                                                         United Kingdom
Volera GMBH                                                           Germany
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                           MAJORITY OWNED
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
Novell Japan, Ltd.                                                    Japan
Onward Novell Software Pvt., Ltd.                                     India
Empirical Acquisition Corp.                                           California
Cambridge Technology Capital Fund I, L.P.                             Delaware
Cambridge Technology GPLP, L.P.                                       Delaware
Celerant Holdings Limited                                             United Kingdom
Celerant, Inc.                                                        Delaware
Celerant Consulting NV                                                Belgium
Celerant Consulting                                                   Canada
Celerant Consulting SA                                                France
Celerant Consulting GMBH                                              Germany
Celerant Consulting Netherlands Holdings B.V.                         Netherlands
Celerant Consulting Nordic AS                                         Norway
Celerant Consulting Limited                                           United Kingdom
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